UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 17, 2014

Date of Report (Date of earliest event reported)

PRGX Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	0-28000	58-2213805
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Galleria Parkway, Suite 100 Atlanta, Georgia	30339 - 5949
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): 770-779-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Peter Limeri as Chief Financial Officer

As part of the Company’s previously announced Chief Financial Officer transition, on November 17, 2014, Robert B. Lee, the Chief Financial Officer, Controller and Treasurer of PRGX Global, Inc. (the “Company”), resigned from his officer positions with the Company and Peter Limeri, age 48, was appointed Chief Financial Officer and Treasurer of the Company. Mr. Limeri has over 25 years of financial experience, including his previous service with the Company as Chief Financial Officer from February 2006 until May 2009. Mr. Limeri’s previous experience also includes serving as President and Chief Executive Officer of LCG, LLC, a management consulting firm specializing in strategic, financial and operation transformations, from December 2010 until September 2014. He also served as President and Chief Financial Officer of Physiotherapy Associates, a national healthcare provider dedicated to outpatient rehabilitation and orthotics and prosthetics service, from May 2009 until November 2010.

There are no family relationships between Mr. Limeri and any director or executive officer of the Company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

Employment Agreement with Peter Limeri

In connection with his employment by the Company, on September 11, 2014, the Company entered into an employment agreement with Mr. Limeri (the “Agreement”). The material terms of the Agreement are as follows:

1. Term. The Agreement provides for a term of one year ending on September 11, 2015, which will automatically be extended for additional one-year periods, unless either party notifies the other in writing at least 30 days prior to the end of the original term or any additional term of its intention not to extend the Agreement.

2. Compensation. Mr. Limeri will receive an annual base salary of $300,000 and will be eligible for an annual incentive bonus (target bonus equal to 50% of his annual base salary up to a maximum bonus equal to 100% of his annual base salary), based on the achievement of certain performance objectives set by the Company’s Compensation Committee. Mr. Limeri will also be eligible to receive stock options, restricted stock, stock appreciation rights and/or other equity awards under the Company’s applicable equity plans on such basis as the Compensation Committee may determine. The Agreement also provides for standard expense reimbursement, paid time off, and other standard executive benefits.

3. Initial Equity Awards. Under the terms of the Agreement, on September 11, 2014, the Company granted equity awards to Mr. Limeri consisting of an aggregate of 90,000 stock options (the “Stock Options”) and 50,000 shares of restricted stock (the “Restricted Stock” and, together with the Stock Options the “Initial Equity Awards”). The Initial Equity Awards were approved by the Company’s Compensation Committee. All of the Stock Options have a six year term. The Stock Options will vest and become exercisable in three equal installments on each of September 11, 2015, September 11, 2016 and September 11, 2017. Options vesting in 2015, 2016 and 2017 will have exercise prices equal to $6.04, $6.64 and $7.24 per share, respectively. The Restricted Stock will vest and become non-forfeitable in three equal installments on each of September 11, 2015, September 11, 2016 and September 11, 2017. In addition, all or a portion of the Initial Equity Awards will vest upon the occurrence of certain other events including the termination of Mr. Limeri by the Company without Cause or by Mr. Limeri for Good Reason (as such terms are defined in the Employment Agreement) as discussed in more detail below.

4. Post-Termination Benefits.

(a) No Change of Control. If Mr. Limeri, other than within two years after a Change of Control (as defined in the Agreement), (x) terminates his employment for Good Reason (as defined in the Agreement), (y) is terminated by the Company without Cause (as defined in the Agreement), or (z) terminates his employment upon the Company’s failure to renew the Agreement, then he is entitled to the following: (i) payment of his annual base salary for the period equal to the greater of one year or the sum of four weeks for each full year of continuous service Mr. Limeri has with the Company (the “Severance Period”); (ii) payment of any actual earned full-year bonus (pro-rated) for the year in which Mr. Limeri’s employment termination occurs; (iii) continuation of health care plan coverage for the Severance Period; (iv) payment of accrued obligations; (v) vesting of a prorated number of Mr. Limeri’s outstanding unvested options, restricted stock and other equity-based awards that would have vested solely based on his continued employment through the first applicable vesting date immediately following the date of termination of Mr. Limeri’s employment, as well as the continuation of outstanding stock options, until the earlier of one year after the date of termination of his employment or the original expiration date of the options; and (vi) payment of up to $20,000 of outplacement services.

(b) Change of Control. If, within two years following a Change in Control, Mr. Limeri (x) terminates his employment for Good Reason, (y) is terminated by the Company without Cause, or (z) terminates his employment upon the Company’s failure to renew the Agreement, then he is entitled to receive the same benefits he would have received as described above under “No Change in Control” except that (i) the payment of his annual base salary shall be for the period equal to the greater of 18 months or the sum of four weeks for each full year of continuous service that Mr. Limeri has with the Company (the “Change in Control Severance Period”) , (ii) Mr. Limeri’s health care plan coverage shall continue for the Change in Control Severance Period and (iii) Mr. Limeri’s outstanding unvested options, restricted stock and other equity-based awards that would have vested solely based on his continued employment will vest in full.

(c) For Cause. If the Company terminates Mr. Limeri’s employment for Cause or Mr. Limeri terminates his employment for other than Good Reason, the Agreement terminates and the Company will have no further obligations to him other than to pay any accrued obligations.

5. Business Protection Agreements. Mr. Limeri is also bound by confidentiality provisions, non-competition covenants and non-solicitation restrictions concerning both customers and employees of the Company.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Appointment of Bradley T. White as Controller

On November 17, 2014, the Board appointed Bradley T. White, age 44, to serve as Controller and principal accounting officer of the Company. Prior to joining the Company, Mr. White served as Chief Financial Officer of Predictix, a provider of predictive analytics for the retail industry, from January 2013 to October 2014. Prior to that, he served as the Vice President of Finance for EasyLink Services International Corporation, a global provider of business to business electronic communication services, from October 2007 to December 2012. Before joining EasyLink, Mr. White served as Controller of EMS Wireless, a manufacturer of wireless communication equipment, from August 2001 until August 2007.

Mr. White’s annual salary is $185,000, and he is eligible for a bonus in accordance with the terms of the Company’s Short Term Incentive Plan beginning in 2015. He may also participate in the other employee benefit plans that are generally available to U.S. employees of the Company.

There are no family relationships between Mr. White and any director or executive officer of the Company and no related party transactions required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit 10.1	Employment Agreement dated September 11, 2014, by and between Peter Limeri and the Company.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRGX Global, Inc.

By:	/s/ Victor A. Allums
Victor A. Allums
Senior Vice President, Secretary and General Counsel

Dated: November 21, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

10.1	Employment Agreement dated September 11, 2014, by and between Peter Limeri and the Company.